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                                                                    EXHIBIT 22.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-81796, 33-99350, 333-00788, 333-01728, 333-04052
and 333-17017), the Post Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-00788), the Post Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8 (No.333-00468), the Registration Statements on Form S-3 (Nos. 33-94850, 33-96780, 33-80683, 333-11627, 333-19545, 333-25559
and 333-27409) and the Post Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 033-80683) of FORE Systems, Inc., of our report dated April 22, 1997, appearing on page 21 of this Annual Report on Form 10-K.

/s/Price Waterhouse LLP
Price Waterhouse LLP
Boston, Massachusetts
June 27, 1997